EXHIBIT 32.1

CERTIFICATION

PERSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

OF 2002 (18 U.S.C. 1350)

I, Andrew Heyward, Chief Executive Officer of Genius Brands International, Inc., (the “Company”), do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

1.	the Quarterly Report on Form 10-Q, of the Company for the fiscal quarter ended September 30, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 16, 2015

/s/ Andrew Heyward
Andrew Heyward, Chief Executive Officer
(Principal Executive Officer)